Exhibit 99.2

Kura Oncology Announces Pricing of Public Offering of Common Stock

SAN DIEGO, Calif., August 10, 2017 – Kura Oncology, Inc. (NASDAQ: KURA), a clinical-stage biopharmaceutical company focused on the development of precision medicines for oncology, today announced the pricing of an underwritten public offering of 7,700,000 shares of its common stock at a price to the public of $6.50 per share. Kura Oncology has granted the underwriters a 30-day option to purchase up to an additional 1,155,000 shares of its common stock. The offering is expected to close on or about August 16, 2017, subject to customary closing conditions. The gross proceeds to Kura Oncology from the offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $50.1 million, before deducting underwriting discounts and commissions and other offering expenses payable by Kura Oncology.

Leerink Partners and Cowen are acting as joint book-running managers in the offering. JMP Securities and Oppenheimer & Co. are acting as co-lead managers.

The securities described above are being offered by Kura Oncology pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Kura Oncology with the Securities and Exchange Commission (the “SEC”) and that was declared effective on April 14, 2016. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com; or from Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY, 11717, or by telephone at (631) 274-2806 or by fax at (631) 254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura Oncology’s pipeline consists of small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. Kura Oncology’s pipeline also includes KO-947, an ERK inhibitor, currently in a Phase 1 trial, and KO-539, an inhibitor of the menin-MLL protein-protein interaction, currently in preclinical testing.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Kura Oncology’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering, as well as risks and uncertainties associated with Kura Oncology’s business and finances in general, and the other risks described in Kura Oncology’s quarterly report on Form 10-Q for the quarter ended June 30, 2017 and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Kura Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858)-356-5932

robert.uhl@westwicke.com

Corporate Communications Contact:

Mark Corbae

Vice President

Canale Communications

(619) 849-5375

mark@canalecomm.com